                                  Exhibit 4(a)
                             Form of Group Contract

                                                                  EXHIBIT (4)(a)

                                PAINEWEBBER LIFE

                                           PAINEWEBBER LIFE INSURANCE COMPANY
                                                   Administrative Office
                                        601 Sixth Avenue, Des Moines, Iowa 50309


GROUP CONTRACT NO. [9999999]

CONTRACTHOLDER: [THE ABC TRUST]

CONTRACT DELIVERED IN AND GOVERNED BY THE LAWS OF: [RHODE ISLAND]

DATE OF ISSUE: [SEPTEMBER 1, 1995]

[Page Num]This is a legal contract between the Contractholder and PaineWebber Life Insurance Company. Read this Group Contract with care. PaineWebber Life Insurance Company agrees, in accordance with the provisions of this Group Contract, to pay benefits to the extent required by this Group Contract, to those persons entitled to such benefits.

                      10 DAY RIGHT TO EXAMINE CERTIFICATE

Any certificate issued under this Group Contract may be returned by mailing or delivering the certificate to us, or to our agent. If returned, the certificate will be considered void from the beginning. The Certificate Owner will be sent any Net Purchase Payment allocated to the Fixed Account plus any Variable Account Value, plus any charges deducted from any Purchase Payment, computed at the end of the Valuation Period in which this Certificate is received by us at our Administrative Office.

Signed by PaineWebber Life Insurance Company on the Issue Date.


          President                                          Secretary

ALL PAYMENTS, VALUES, AND BENEFITS, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT RESULTS, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                  GROUP DEFERRED VARIABLE ANNUITY CERTIFICATE
                           FLEXIBLE PURCHASE PAYMENTS
                           WITH FIXED ACCOUNT OPTION

COUNTERSIGNED BY

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                               TABLE OF CONTENTS


SECTION                                                                                           PAGE

1     DEFINITIONS ..............................................................................
2     OWNER ....................................................................................
3     ANNUITANT ................................................................................
4     BENEFICIARY ..............................................................................
5     SEPARATE ACCOUNT .........................................................................
6     FIXED ACCOUNT ............................................................................
7     PURCHASE PAYMENTS ........................................................................
8     TRANSFERS ................................................................................
9     WITHDRAWALS ..............................................................................
10    DEATH OF OWNER PRIOR TO THE ANNUITY DATE .................................................
11    CHARGES AND DEDUCTIONS ...................................................................
12    GENERAL PROVISIONS .......................................................................
13    TERMINATION PROVISIONS ...................................................................
14    ANNUITY PROVISIONS .......................................................................
15    FIXED ANNUITY PAYMENTS ...................................................................
16    VARIABLE ANNUITY PAYMENTS ................................................................
17    DEATH OF ANNUITANT .......................................................................
18    ANNUITY OPTIONS ..........................................................................
19    ANNUITY TABLES - NONQUALIFIED ............................................................


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                                 SCHEDULE PAGE

ELIGIBLE CLASSES:   [All customers and employees of Sponsor]

ANNUITANT ISSUE AGES:          [0 - 85]
CERTIFICATE OWNER ISSUE AGES: [0 - 85] (Applies to both Owners if Joint Owners exist.)

                                         ELIGIBLE OWNER ISSUE AGES

ANNUAL RESET DEATH BENEFIT OPTION:                 0-80
INTEREST ACCRUAL DEATH BENEFIT OPTION:             0-80

ANNUAL RESET INCOME BENEFIT OPTION:                0-80
INTEREST ACCRUAL INCOME BENEFIT OPTION:            0-80

(Applies to both Owners if Joint Owners exist):

EARLIEST ANNUITY DATE:                             [99/99/99*]
LATEST ANNUITY DATE:                               [99/99/99*]
AUTOMATIC ANNUITY DATE:                            [99/99/99*]
MAXIMUM MATURITY AGE:                         OWNER'S AGE [90]
If there are Joint Owners, Maximum Maturity Age refers to the age of the youngest Joint Owner.

(* date based on Owner's age.)

                                         NONQUALIFIED     QUALIFIED     IRA
MINIMUM INITIAL CERTIFICATE
PURCHASE PAYMENT:
                                          [$5,000]        [$1,000]     [$200]

MINIMUM ADDITIONAL CERTIFICATE
PURCHASE PAYMENTS:
                                          [$  500]        [$   50]     [$ 50]

MAXIMUM AGGREGATE PURCHASE PAYMENTS WITHOUT PRIOR HOME OFFICE APPROVAL:
[$1,500,000]

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                           SCHEDULE PAGE (CONTINUED)

                      AVAILABLE SEPARATE ACCOUNT DIVISIONS

EACH DIVISION OF THE PAINEWEBBER LIFE VARIABLE ANNUITY ACCOUNT INVESTS IN A SPECIFIC INVESTMENT PORTFOLIO INDICATED BELOW. FOLLOWING ARE THE SEPARATE ACCOUNT DIVISIONS AND THE INVESTMENT PORTFOLIOS IN WHICH THEY INVEST:

[Money Market Division                     Money Market Portfolio of PaineWebber Series
                                              Trust
High Grade Fixed Income Division*          High Grade Fixed Income Portfolio of AAA
                                              Series Trust
Global Income Division*                    Global Income Portfolio of BBB Series Trust
Balanced Division*                         Balanced Portfolio of CCC Series Trust
Growth Division*                           Growth Portfolio of DDD Series Trust
Aggressive Growth Division*                Aggressive Growth Portfolio of EEE Series Trust
Global Growth Division*                    Global Growth Portfolio of FFF Series Trust
Strategic Fixed Income Division*           Strategic Fixed Income Portfolio of GGG Series
                                              Trust
Growth and Income Division*                Growth and Income Portfolio of HHH Series Trust


[*Indicates Eligible Divisions as set out in the Interest Accrual Death Benefit Option and the Interest Accrual Income Benefit Option]

                        AVAILABLE FIXED ACCOUNT OPTIONS

FIXED ACCOUNTS:
        STABLE VALUE FIXED ACCOUNT A:
        MINIMUM GUARANTEED INTEREST RATE:  [3%] PER YEAR
        BONUS INTEREST RATE:  [1%] FOR [1] YEAR(S)

        STABLE VALUE FIXED ACCOUNT B:
        MINIMUM GUARANTEED INTEREST RATE: [3%] PER YEAR
        BONUS INTEREST RATE:  [0%] for [1] YEAR(S)

        Stable Value Fixed Account B is only available for allocations of Certificate Value subject to our Dollar Cost Averaging Program.


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                           SCHEDULE PAGE (CONTINUED)

                              SCHEDULE OF CHARGES

CONTRACT MAINTENANCE CHARGE:  $0

DAILY CHARGE: On an annual basis the asset charges are the percentage, shown below, of the daily net asset value of the Divisions of the Separate Account.
        BASIC BENEFIT RISK CHARGE:                                   [1.00%]
        TRADITIONAL DEATH BENEFIT CHARGE:                            [0.20%]
        [ANNUAL RESET DEATH BENEFIT CHARGE:                          [0.15%]
        [ANNUAL RESET INCOME BENEFIT CHARGE                          [0.15%]
        [INTEREST ACCRUAL DEATH BENEFIT CHARGE:                      [0.15%]
        [INTEREST ACCRUAL INCOME BENEFIT CHARGE:                     [0.15%]
                                                                     -------
                                          TOTAL:                     [1.80%]
The Daily Charge is equal to the annual charges divided by 365.

[EARLY WITHDRAWAL CHARGE: The Early Withdrawal Charge is a percentage of each Net Purchase Payment made and is based on the period of time after it is received by us.

                                      Age of Purchase Payment in Calendar Years
                                     ------------------------------------------
                                     1     2     3     4    5     6    7     8+
        Early Withdrawal Charge      6%    6%    5%    4%   3%    2%   1%    0%

TRANSFER OPTIONS AND CHARGES:
NUMBER OF FREE TRANSFERS IN A CERTIFICATE YEAR:  [12]
EXCESS TRANSFER CHARGE: [$10]

PARTIAL WITHDRAWAL OPTIONS AND CHARGES:
WITHDRAWALS:
MINIMUM WITHDRAWAL AMOUNT: [$500], except for a
SYSTEMATIC WITHDRAWAL SERVICE (ACCEPTABLE TO US): [$100]

MINIMUM CERTIFICATE VALUE AFTER WITHDRAWAL: If a withdrawal would reduce the Certificate Value below the greater of A or the sum of B and C, then we will treat the transaction as a full withdrawal.

        (A)      is [$1,000];
        (B)      is the Early Withdrawal Charge on any Purchase
                 Payments with a Early Withdrawal Charge Period remaining; and
        (C)      is the amount of state premium tax owed, if any.

EARLY WITHDRAWAL CHARGE PERIOD for a Purchase Payment is the 7-year period following the date the Purchase Payment was made.

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NUMBER OF WITHDRAWALS IN A CERTIFICATE YEAR NOT SUBJECT TO A TRANSACTION
CHARGE: [2]

EXCESS WITHDRAWAL TRANSACTION CHARGE: [FOR EACH WITHDRAWAL: $25 or 2% of the amount withdrawn, whichever is less.] The Excess Withdrawal Transaction Charge does not apply on or after the Annuity Date or to any withdrawal made through a systematic withdrawal service acceptable to us. However, withdrawals through a systematic withdrawal service may be assessed a [$1.50] administrative fee for each payment.

FREE WITHDRAWAL AMOUNT: The Free Withdrawal Amount is the amount that may be withdrawn each Certificate Year without the application of the Early Withdrawal Charge. The Free Withdrawal Amount is equal to [15% of the Certificate Value on the first Valuation Day of the Certificate Year.]

For the purpose of determining the Early Withdrawal Charge, we assume that all withdrawals are taken:

(A)      first from any remaining Free Withdrawal Amount;

(B) next from Net Purchase Payments with no Early Withdrawal Charge Period remaining;

(C) next from Net Purchase Payments with an Early Withdrawal Charge Period remaining, starting with the shortest Early Withdrawal Charge Period remaining and progressing to the longest;

(D)      next from any remaining amount.

For purposes of determining Early Withdrawal Charges on future withdrawals, any Free Withdrawal Amount is not considered a liquidation of Purchase Payments.


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                          SCHEDULE PAGE (CONTINUED)

[ANNUAL RESET DEATH BENEFIT OPTION:   The ANNUAL RESET DEATH BENEFIT OPTION may
be elected by the Owner in the application for the Certificate.

ANNUAL RESET DEATH BENEFIT OPTION:   If the Owner dies prior to the Annuity
Date and on or prior to the Maximum Maturity Age, the Death Benefit is the greatest of (A), (B), or (C) where:

(A)  is the Certificate Value

(B) is the sum of all Net Purchase Payments less any prior partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges and Excess Transfer Charges.

(C) is the greatest Certificate Value as measured on each Certificate Anniversary, plus any Purchase Payments after that anniversary; less any partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges and Excess Transfer Charges imposed after that anniversary.

     The Certificate Values taken into account for purpose of calculating (C) are based on the Owner's age at issue. If Joint Owners exist, the age of the youngest Joint Owner is used.

     1) If the age at issue is 0-75, (C) will take into account Certificate Values for Certificate Anniversaries when the Owner's age is less than or equal to age 80. Thereafter, no additional Certificate Values will be taken into account, but prior Certificate Values will continue to be adjusted as described in (C).

     2) If the age at issue is 76-80, (C) will take into account Certificate Values on each of the first five Certificate Anniversaries. Thereafter, no additional Certificate Values will be taken into account, but prior Certificate Values will continue to be adjusted as described in (C).

DEATH BENEFIT AFTER THE MAXIMUM MATURITY AGE AND BEFORE THE ANNUITY DATE: The Death Benefit after the Maximum Maturity Age and before the Annuity Date is the Net Certificate Value.

ANNUAL RESET DEATH BENEFIT CHARGE: The Annual Reset Death Benefit Risk Charge will be computed and deducted from the Separate Account Divisions for each day this Certificate is in force prior to the Annuity Date. On an annual basis it equals the percentage, shown on the Schedule Page, of the daily net asset value of the Divisions.

The PAYMENT OF THE DEATH BENEFIT and PAYMENT OPTION provisions in section 10 of this Certificate also apply to Annual Reset Death Benefit Option.]

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                           SCHEDULE PAGE (CONTINUED)

[INTEREST ACCRUAL DEATH BENEFIT OPTION: The Interest Accrual Death Benefit may be elected by the Owner in the application for the Certificate.

INTEREST ACCRUAL DEATH BENEFIT OPTION: If the Owner dies prior to the Annuity Date and on or prior to the Maximum Maturity Age, the Death Benefit is the greatest of (A) or (B), where:

(A)      is the Certificate Value.

(B) is Net Purchase Payments less any partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges, and Excess Transfer Charges all accumulated at the Death Benefit Accrual Rate. The Death Benefit Accrual Rate is a weighted average of the accrual rates for Eligible Divisions, each Ineligible Division, and each Fixed Account Option. The calculation is done on a daily basis. The daily accrual rate for Eligible Divisions is .0159654%, which is equivalent to 6% on an annual basis. The daily accrual rate for each Ineligible Division and each Fixed Account option is equal to the actual net rate of return of each. The daily accrual rates are weighted by the daily Certificate Values in the Eligible Divisions, each Ineligible Division, and each Fixed Account option.

         The calculation of (B) is based on the Owner's age at issue. If Joint Owners exist, the age of the youngest Joint Owner is used.

         1) If the age at issue is 0-75, (B) accumulates until the Certificate Anniversary when the Owner reaches age 80. After the Certificate Anniversary when the Owner reaches age 80, (B) is increased by any Net Purchase Payments and decreased by any partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges, and Excess Transfer Charges since that date but no further interest accumulates.

         2) If the age at issue is 76-80, (B) accumulates until the Certificate Anniversary five years after the issue date of the Certificate. Beyond this anniversary, (B) is increased by any Net Purchase Payments and decreased by any partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges and Excess Transfer Charges since that date, but no further interest accumulates.

DEATH BENEFIT AFTER THE MAXIMUM MATURITY AGE AND BEFORE THE ANNUITY DATE: The Death Benefit after the Maximum Maturity Age and before the Annuity Date is the Net Certificate Value.

ELIGIBLE DIVISIONS: The current Eligible Divisions are shown in the Schedule Page. We reserve the right to add, delete, or substitute Eligible Divisions. The Owner will be notified of any such change in Eligible Divisions.

INTEREST ACCRUAL DEATH BENEFIT CHARGE: The Interest Accrual Death Benefit Risk Charge will be computed and deducted from the Separate Account Divisions for each day this Certificate is in force prior to the Annuity Date. On an annual basis it equals the percentage, shown in the Schedule Page, of the daily net asset value of the Divisions.

The PAYMENT OF THE DEATH BENEFIT and PAYMENT OPTION provisions in Section 10 of this certificate also apply to Interest Accrual Death Benefit option.]

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                           SCHEDULE PAGE (CONTINUED)

[TRADITIONAL DEATH BENEFIT: The TRADITIONAL DEATH BENEFIT may be elected by the Owner in the application for the Certificate.

TRADITIONAL DEATH BENEFIT: If the Owner dies prior to the Annuity Date and on or prior to the Maximum Maturity Age, the Death Benefit is the greater of (A) or (B), where:

(A) is the Certificate Value.

(B) is the sum of all Net Purchase Payments, less any prior partial withdrawals, Early Withdrawal Charges, Excess Withdrawal Transaction Charges and Excess Transfer Charges.

DEATH BENEFIT AFTER THE MAXIMUM MATURITY AGE AND BEFORE THE ANNUITY DATE: The Death Benefit after Maximum Maturity Age and before the Annuity Date is the Net Certificate Value.

TRADITIONAL DEATH BENEFIT CHARGE: The Traditional Death Benefit Risk Charge will be computed and deducted from the Separate Account Divisions for each day this Certificate is in force prior to the Annuity Date. On an annual basis it equals the percentage, shown on the Schedule Page, of the daily net asset value of the Divisions.

The PAYMENT OF THE DEATH BENEFIT and PAYMENT OPTION provisions in Section 10 of this Certificate also apply to the Death Benefit.]



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                           SCHEDULE PAGE (CONTINUED)

[BASIC DEATH BENEFIT: The BASIC DEATH BENEFIT may be elected by the Owner in the application for the Certificate.

BASIC DEATH BENEFIT: If the Owner dies prior to the Annuity Date, the Death Benefit equals the Net Certificate Value.

The PAYMENT OF DEATH BENEFIT and PAYMENT OPTION provisions in Section 10 of this certificate also apply to this Death Benefit.]

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                           SCHEDULE PAGE (CONTINUED)


[ANNUAL RESET INCOME BENEFIT OPTION may be selected by the Owner in the application for the Certificate if the Owner also selects the Annual Reset Death Benefit Option.

ANNUAL RESET INCOME BENEFIT OPTION: This Benefit Option provides that the Fixed Annuity Payment on the Annuity Date will be the greater of (A) or (B):

(A) The Net Certificate Value on the Annuity Date at the Current Annuity Settlement Option Rates, as explained in Section 15; or

(B) The amount determined under the Annual Reset Death Benefit, applied to any Life Contingent Annuity Options for Fixed Annuity Payments at the Guaranteed Annuity Settlement Option Rates. Life Contingent Annuity Options are methods for determining the amount of each Annuity Payment over the Life of the Annuitant. The Life Contingent Annuity Options for this Certificate are currently Option 2 - Life Annuity, Option 3 - Life Annuity with Payments Guaranteed for 10 or 20 years, and Option 4 - Joint and Survivor Life Annuity. The Options are explained in Sections 18 and 19 of this Certificate.
Additional Life Contingent Annuity Options may be made available in the future. This amount can not be applied to Current Annuity Settlement Option Rates.

The value of this benefit is not available to be taken as a withdrawal of Certificate Value.

This benefit is not available for Variable Annuity Payments.

This benefit option may be exercised on or after the 7th Certificate Anniversary, but must be exercised prior to the Latest Annuity Date.

ANNUAL RESET INCOME BENEFIT CHARGE will be computed and deducted from the Separate Account Divisions for each day this Certificate is in force prior to the Annuity Date. On an annual basis, it equals the percentage shown on the Schedule Page, of the daily net asset value of the Divisions.


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                           SCHEDULE PAGE (CONTINUED)

[INTEREST ACCRUAL INCOME BENEFIT OPTION may be selected by the Owner in the application for the Certificate if the Owner also selects the Interest Accrual Death Benefit Option.

INTEREST ACCRUAL INCOME BENEFIT OPTION: This Benefit Option provides that the Fixed Annuity Payment on the Annuity Date will be the greater of (A) or (B):

(A) The Net Certificate Value on the Annuity Date at the Current Annuity Settlement Option Rates, as explained in Section 15; or

(B) The amount determined under the Interest Accrual Death Benefit, applied to any Life Contingent Annuity Options for Fixed Annuity Payments at the Guaranteed Annuity Settlement Option Rates. Life Contingent Annuity Options are methods for determining the amount of each Annuity Payment over the Life of the Annuitant. The Life Contingent Annuity Options for this Certificate are currently Option 2 - Life Annuity, Option 3 - Life Annuity with Payments Guaranteed for 10 or 20 years, and Option 4 - Joint and Survivor Life Annuity. The Options are explained in Sections 18 and 19 of this Certificate.
Additional Life Contingent Annuity Options may be made available in the future. This amount can not be applied to Current Annuity Settlement Option Rates.

The value of this benefit is not available to be taken as a withdrawal of Certificate Value.

This benefit is not available for Variable Annuity Payments.

This benefit option may be exercised on or after the 7th Certificate Anniversary, but must be exercised prior to the Latest Annuity Date.

The INTEREST ACCRUAL INCOME BENEFIT CHARGE will be computed and deducted from the Separate Account Divisions for each day this Certificate is in force prior to the Annuity Date. On an annual basis it equals the percentage, shown in the Schedule Page, of the daily net asset value of the Divisions.]

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                           SCHEDULE PAGE (CONTINUED)

[STABLE VALUE FIXED ACCOUNT: The Stable Value Fixed Account is credited with interest rate(s) which will not be less than the minimum guaranteed interest rate shown in the Schedule Page. We may declare, from time to time at our sole discretion, a current interest rate which is higher than the minimum guaranteed interest rate and which is guaranteed for at least one year.

Net Purchase Payments allocated to, or transfers made into, the Stable Value Fixed Account will earn interest at the current interest rate being declared at that time. When the current interest rate expires, a new current interest rate will be declared. The Value in the Stable Value Fixed Account will be adjusted for any Early Withdrawal Charge, Excess Transaction Charge, or Excess Transfer Charge that is allocated to the Stable Value Fixed Account.

The guaranteed benefits under this Group Certificate are provided through our General Account and are subject to the claims arising out of other business we may conduct.

BONUS INTEREST RATE: Interest, in addition to the declared current interest rate, which will be credited in the amount shown in the Schedule Page, for the length of time shown in the Schedule Page. The Bonus Interest Rate will not be available beyond the length of time shown in the Schedule Page.

SECTION 1                    DEFINITIONS

ACCUMULATION UNIT is a unit of measurement we use to compute values in a Division prior to the Annuity Date.

ANNUITANT means the natural person on whose life the annuity benefit for the Certificate is based.

ANNUITY DATE means the date on which the first Annuity Payment is made.

ANNUITY UNIT means a unit of measurement we use to compute the Variable Annuity Payments from a Division.

BENEFICIARY means the person named to receive the payments under the Certificate due to the Owner's death.

CERTIFICATE means a form which describes a Certificate Owner's interest in this Group Contract.

CERTIFICATE ANNIVERSARY means the date 12 months from the date of issue of the Certificate and annually thereafter.

CERTIFICATE YEAR means each 12 month period from the date of issue of the Certificate.

CERTIFICATE VALUE means the sum of a Certificate Owner's values in each Division of the Separate Account and in each Fixed Account option.

CONTRACT means the Master Group Contract form, A-3422, issued to the [ABC
Trust.]

CONTRACT ANNIVERSARY means the date 12 months from the date of issue of the Contract and annually thereafter.

CONTRACTHOLDER means the person or entity shown in page 1 unless later changed, that owns the master group contract under which an Annuity Certificate is issued.

CURRENT ANNUITY SETTLEMENT OPTION RATES means the monthly income rates that will be at least as favorable as those listed in section 19.

DIVISION means an investment option in the Separate Account. Each Division invests in an investment portfolio shown on the Schedule Page. "Division" does not include the Fixed Account.

FIXED ACCOUNT means any account, as shown on the Schedule Page, for which amounts allocated receive a fixed rate of interest determined by us from time to time.

GUARANTEED ANNUITY SETTLEMENT OPTION RATES means the monthly income rates shown in Section 19.

NET CERTIFICATE VALUE means the Owner's Certificate Value less all applicable maintenance charges, Early Withdrawal Charges and premium taxes.

NET PURCHASE PAYMENT means a Purchase Payment less any premium taxes that may be deducted from such Purchase Payment, as provided in the Certificate under which the Purchase Payment is made.

OWNER means the person named in a Certificate who is entitled to exercise all rights and privileges of ownership under a Certificate. If Joint Owners exist, both persons must agree to the exercise of any right and privilege of ownership under the Certificate.

PURCHASE PAYMENT means any money the Owner paid us for his or her Certificate.

SEPARATE ACCOUNT means PaineWebber Life Variable Annuity Account, a separate investment account of PaineWebber Life Insurance Company. Assets allocated to the Separate Account remain our property. Assets of the Separate Account equal to its reserves and other liabilities are not subject to the claims arising out of any other business we may conduct.

VALUATION DAY means any day the New York Stock Exchange is open and PaineWebber Life Insurance Company is open for business.

VALUATION PERIOD means the interval from the end of one Valuation Day to the end of the next Valuation Day of an investment portfolio. Valuation occurs at the end of each Valuation Day, which is the close of the New York Stock Exchange (usually, 4pm Eastern Time).

WE, US, or OUR means PaineWebber Life Insurance Company.

YOU or YOUR means the Owner of this Certificate.

SECTION 2                    OWNER

OWNER: The Owner is the person or persons named as such on the Schedule Page of a Certificate, or by later change. The Owner owns his or her Certificate while the Owner is alive.

OWNERSHIP RIGHTS: The Owner and we may agree to a change in the Ownership of the Certificate, but our consent to a change will not be unreasonably withheld. Also, unless we endorse it to say otherwise, the Owner can exercise the rights given by various sections of the

Certificate. If there are Joint Owners, both Owners must agree to exercise any rights under this Certificate. These include:

(1)      the right to choose and change the Beneficiary;

(2)      the right to choose and change the Annuitant, subject to Section 3;

(3)      the right to surrender the Certificate;

(4) the right to transfer the Certificate Value among the Divisions and the Fixed Account;

(5)      the right to make withdrawals from the Certificate;

(6)      the right to choose how the Death Benefit will be paid; and

(7) the right to assign the Certificate as security for an obligation or assign future guarantee payments.

SECTION 3                    ANNUITANT

ANNUITANT: The Annuitant is the person named as such on the Schedule Page of a Certificate, or as indicated by later change.

CHANGING THE ANNUITANT: The Owner and we may agree to change the Annuitant at any time before the earlier of the Annuity Date or the death of the Annuitant.

DEATH OF ANNUITANT:   If the Annuitant dies before the Owner, the Owner becomes
the Annuitant.

SECTION 4                    BENEFICIARY

BENEFICIARY: The Beneficiary is the person who will receive the payments under a Certificate due to the Owner's death. If Joint Owners have been named, and one of the Joint Owners dies, the surviving Joint Owner takes precedence over the named Beneficiary for all ownership rights, and the receipt of any payments. If there is no Beneficiary when the Owner dies, payment will be made to the Owner's estate.

CONTINGENT BENEFICIARY: The Owner may name a Contingent Beneficiary. The Contingent Beneficiary will become the Beneficiary if all the Beneficiaries die while the Owner is alive.

IRREVOCABLE BENEFICIARY: The Owner can name any Beneficiary to be an Irrevocable Beneficiary. An Irrevocable Beneficiary must provide his or her consent for any change of Beneficiary, withdrawal of any part of the Net Certificate Value, or any collateral assignment of the Certificate. Otherwise, the Owner can change a Beneficiary as set out below.

CHANGING THE BENEFICIARY: The Owner names the Beneficiary in the Application for the Certificate. The Owner may change the Beneficiary or Contingent Beneficiary at any time during the Owner's lifetime. A change cancels all prior Beneficiaries.

SIMULTANEOUS DEATH: If the Beneficiary dies at the same time or within 10 days after the Owner dies, the payments under the Certificate due to the Owner's death will be paid as if the Beneficiary had died before the Owner.

SECTION 5                    SEPARATE ACCOUNT

SEPARATE ACCOUNT is a separate investment account of PaineWebber Life Insurance Company established in accordance with California's insurance laws. Assets allocated to the Separate Account remain our property. The income, gains and losses, whether or not realized, from assets allocated to each Division are credited to or charged against that Division in accordance with the terms of the Contract, without regard to other income, gains or losses of the Company. Assets of the Separate Account equal to its reserves and other liabilities are not subject to the claims arising out of any other business we may conduct.

INVESTMENT PORTFOLIOS: Investment portfolios in which Separate Account Divisions invest are shown in the Schedule Page. For each investment portfolio there is a corresponding Separate Account Division.

CHANGES TO INVESTMENT PORTFOLIOS: We may add, substitute, or delete investment portfolios. Such changes may be made to existing Certificate Values and the investment of future Purchase Payments.

NET INVESTMENT FACTOR is the index used to measure the investment performance of a Division from one Valuation Period to the next. For any Division, the Net Investment Factor for a Valuation Period is found by dividing (A) by (B) and subtracting (C):

(A) The net asset value per share of the investment portfolio held in the Division, as of the end of the Valuation Period, plus the per share amount of any dividend, capital gain or other distribution made by the investment portfolio in the Valuation Period, plus or minus a per share charge or credit for any taxes reserved for in the current Valuation Period, which we determine resulted from the investment operations of the Division;

(B) The net asset value per share of the investment portfolio held in the Division as of the end of the previous Valuation Period;

(C)  The Daily Charge as set out in Section 11, Charges and Deductions.

VALUE OF EACH ACCUMULATION UNIT: For each Division, the value of an Accumulation Unit was set at $10 when the Division was established. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period the value is:

(A) The value of an Accumulation Unit at the end of the last Valuation Period; multiplied by

(B)  The Net Investment Factor for that Division for the current Valuation
Period.

NUMBER OF ACCUMULATION UNITS: The number of your Accumulation Units for each Division is the sum of:

(A)  Each Net Purchase Payment allocated to the Division; divided by

(B) The value of an Accumulation Unit for that Division for the Valuation Period in which we received the Net Purchase Payment.

The number will be adjusted for transfers, withdrawals, charges and deductions. Adjustments will be made as of the Valuation Period in which we receive satisfactory notice and any additional requirements for the transaction are satisfied.

CERTIFICATE VALUE OF EACH DIVISION: The Certificate Value in each Division on any Valuation Day is equal to the number of Accumulation Units attributable to that Division multiplied by the value of each Accumulation Unit in that Division.

SECTION 6                    FIXED ACCOUNT

FIXED ACCOUNT: The Fixed Accounts are options to which your Purchase Payments and Certificate Value may be allocated. Fixed Account options available are described on the Schedule Page. Certain Fixed Account options may only be available if an Owner has elected certain asset allocation or other services. See Schedule Pages for details.

SECTION 7                  PURCHASE PAYMENTS

MINIMUM PURCHASE PAYMENTS: The Minimum Initial Purchase Payment and Minimum Additional Purchase Payment are shown in the Schedule Page.

Additional Purchase Payments may be made at any time. We have the right to refuse any Purchase Payment that causes the sum of the Purchase Payments paid to date to exceed the Maximum Aggregate Purchase Payments amount shown in the Schedule Page.

PURCHASE PAYMENT ALLOCATION: Your Net Purchase Payments will be allocated to the Divisions in the Separate Account and Fixed Account options as the Owner directs. However, if the Owner resides in a state that requires us to refund Purchase Payments if the Right To Examine Contract is invoked, Purchase Payment amounts received during the Right To Examine Contract period which are to be allocated to Fixed Account options will be immediately allocated. Purchase Payment amounts that are to be allocated anywhere else will be initially allocated to the Money Market Division. The Money Market Division Certificate Value will be transferred automatically to the Separate Account Divisions elected in the Certificate application, or any more recent allocation instructions received by us, at the end of the Right To Examine Contract period.

Additional Net Purchase Payments received without satisfactory notice of investment instructions will be allocated among the Divisions and Fixed Account options, in the ratio of the

Certificate Value in each to the total Certificate Value.

We will notify the Owner of the acceptance of a Purchase Payment and how the Net Purchase Payment was allocated.

SECTION 8                    TRANSFERS

TRANSFERS: Upon satisfactory notice to us, the Owner may transfer all or part of his or her Certificate Value among the Separate Account Divisions and the Fixed Account. All transfers will be subject to any rules and procedures shown on the Schedule Page. Transfers will be based on values for the Valuation Period in which the Owner's notice is received at our Administrative Office. If the instructions are not properly completed, the transfer will not be executed and we will contact the Owner.

TRANSFER CHARGES: The Owner may make a transfer at any time. The number of free transfers allowed in a Certificate Year and the transfer charge for transfers in excess of that number are shown in the Schedule Page. We have the right to waive the charge for transfers completed through an allocation service acceptable to us.

Any Transfer Charge will be deducted from the Divisions and the Fixed Account options to which the Certificate Value is transferred for transfers made before the Annuity Date. The deduction will be in the ratio of the Certificate Value transferred to each Division or Fixed Account option to the total Certificate Value transferred. Transfers made after the Annuity Date will have the transfer charge deducted from the next Annuity Payment.

SECTION 9                    WITHDRAWALS

WITHDRAWALS: The Owner may withdraw all or part of the Net Certificate Value. We must receive satisfactory notice of the Owner's request prior to the earlier of the Annuity Date or the death of the Owner. If the notice is not satisfactory, then no withdrawal will be made and we will contact the Owner.

SIZE AND FREQUENCY: The Owner may make a withdrawal at any time prior to the Annuity Date. Our rules with regard to the permitted size and frequency of withdrawals and withdrawal transaction charges are shown in the Schedule Page.

MINIMUM CERTIFICATE VALUE: If a withdrawal reduces the Certificate Value below the Minimum Certificate Value after Withdrawal shown in the Schedule Page, we will distribute the Net Certificate Value to the Owner and the Certificate will terminate.

PAYMENT OF WITHDRAWALS: Withdrawals will be based on values for the Valuation Period in which the Owner's satisfactory notice (and the Certificate, if required) is received at our Administrative Office. Withdrawals will generally be paid within 7 days.

DEDUCTION OF ANY WITHDRAWAL CHARGES: Any charges relating to a withdrawal,

Excess Withdrawal Transaction Charges and Early Withdrawal Charges, will be deducted from the affected Divisions and Fixed Account in the ratio of the Certificate Value withdrawn from each to the total Certificate Value withdrawn. If the amount in any Division or Fixed Account is not enough to cover its share of the charges, the excess will be deducted from the remaining Divisions and Fixed Account in the ratio of the value in each to the total Certificate Value.

SECTION 10                   DEATH OF OWNER PRIOR TO THE ANNUITY DATE

DEATH BENEFIT: [The death benefits available are shown in the Schedule Page of the Contract.]

Upon the death of the Owner (or if Joint Owners exist, upon the death of any Owner) prior to the Annuity Date, the Beneficiary will be entitled to all ownership rights under the Certificate and, if the Beneficiary elects the Death Benefit, the Certificate Value will be increased so that it equals the Death Benefit. For this purpose, if any Owner is not an individual, the death of any Annuitant will be considered the death of an Owner.

The amount of the Death Benefit is determined as of the Valuation Day on or next following the day on which we receive due proof of the Owner's death and notice from the Beneficiary stating that he or she elects the Death Benefit at our Administrative Office. The Beneficiary must choose the method of settlement within 90 days of the determination of the death benefit amount.

DISTRIBUTION RULES: If the Owner or if Joint Owners exist, upon the death of any Owner prior to the Annuity Date, the Certificate may continue for five years from the date of death and, at the end of such five years, any Certificate Value remaining must be distributed to the Beneficiary and the Certificate will terminate. For this purpose, if any Owner is not an individual, the death or change of any Annuitant will be considered the death of an Owner.

If the Beneficiary is an individual, the distribution rule set forth above will be considered satisfied as to the portion of the Certificate which is payable to or for the benefit of that Beneficiary and which will be distributed under an Annuity Option over the life of the Beneficiary or Beneficiary (within the meaning of the tax law), provided such distributions begin within one year of the Owner's death, any Annuity Option selected will have to provide for full payment within five years of the Owner's death.

SPOUSAL OPTION: If the Beneficiary is the surviving spouse of the deceased Owner, that Beneficiary may, instead of electing the Death Benefit, continue the Certificate as its Owner, and above distribution rules will be applied on the death of the surviving spouse.

If the Certificate is continued pursuant to this spousal option, the Death Benefit may be elected on the death of the surviving spouse. However, this spousal exception to the above distribution rules will not again be available upon the death of the surviving spouse.

DEATH OF OWNER AFTER ANNUITY DATE:  If any Owner dies on or after the Annuity

Date and before the entire interest in the Certificate has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distributions being used as of the date of death.

SECTION 11                   CHARGES AND DEDUCTIONS

MAINTENANCE CHARGE: Any Maintenance Charge is shown in the Schedule Page. It will be deducted on the first Valuation Day on or next following each Certificate Anniversary prior to the Annuity Date. It will also be deducted upon a full withdrawal or if Annuity Payments begin on other than the first Valuation Day on or next following a Certificate Anniversary. This charge will be deducted from the Divisions and Fixed Account in the ratio of the Certificate Value in each to the total Certificate Value.

DAILY CHARGE: The Daily Charge will be computed and deducted from each Division for each day the Certificate is in force. On an annual basis it equals the percentage of the daily net asset value of the Divisions of the Separate Account, as shown in the Schedule Page.

WITHDRAWAL TRANSACTION CHARGES: There may be Withdrawal Transaction Charges as set forth in the Schedule Page.

EARLY WITHDRAWAL CHARGES: Early Withdrawal Charges for a partial or full withdrawal of the Certificate Value are shown in the Schedule Page.

DEDUCTION OF ANY WITHDRAWAL CHARGES: Any charges relating to a withdrawal will be deducted from the affected Divisions and Fixed Account options in the ratio of the Certificate Value withdrawn from each to the total Certificate Value withdrawn. If the amount in any Division or Fixed Account option is not enough to cover its share of the charges, then the excess will be deducted from the remaining Divisions or Fixed Account options in the ratio of the Certificate Value in each to the total Certificate value.

PREMIUM AND OTHER TAXES: Any taxes imposed by a state or other government on us because of this Group Contract will be deducted. We can deduct such taxes when incurred. However, we may delay deducting them until annuitization or surrender.

SECTION 12                   GENERAL PROVISIONS

THE CONTRACT: This Group Contract, any Application and any attachments make up the entire contract. This Group Contract cannot be changed unless the Contractholder has asked for the change in writing. Only an Executive Officer of the Company can agree to the change for us. No agent of ours can change this Group Contract. At any time we may make such changes in this Contract as are required to make it conform with any law, regulation or ruling issued by a government agency.

INCONTESTABILITY: We will not contest this Contract.

PERIODIC REPORTS: At least once a year, prior to the Annuity Date, we will furnish each Owner a report of his or her Certificate Value. It will set forth the current number of Accumulation Units, the value of each Accumulation Unit, the total value of the Separate Account and the total value of the Fixed Account. Each person with voting rights in the Separate Account will be furnished reports required by the Investment Company Act of 1940.

CERTIFICATE PAYMENTS: All sums payable to or by us under a Certificate are payable to or from our Administrative Office. We may require return of a Certificate prior to making any payment. Annuity payments, Net Certificate Values, and Death Benefits will not be less than the minimum required by any statute of the state in which this Group Contract is delivered.

NOTICES, CHANGES AND CHOICES: All notices, changes and choices must be made by the Owner and received by us at our Administrative Office. We allow written notices, changes and choices by the Owner regarding the Certificate. However, forms of communication other than written may be acceptable to us. If satisfactory, notices, changes and choices relating to Beneficiaries, Ownership and Annuitants will take effect as of the date signed unless we have already acted in reliance on the prior status. We are not responsible for their validity. We may require return of the Certificate prior to any change.

DELAYS: For withdrawals and transfers from the Separate Account Divisions, we may defer payment if:

(A) The New York Stock Exchange is closed (other than customary weekend and Holiday closings) or trading on the New York Stock Exchange is restricted;

(B) An emergency exists such that it is not reasonably practicable to dispose of securities in the Separate Account or to determine the value of its net assets; or

(C) The Securities and Exchange Commission has by order permitted suspension of redemptions for the protection of security holders.

Conditions (B) and (C) will be decided by or in accordance with rules of the Securities and Exchange Commission.

Payment of amounts derived from Net Purchase Payments paid by check may also be delayed until the check has cleared the Owner's bank.

For withdrawals and transfers from the Fixed Account, we may defer payment for up to 6 months except for withdrawals to pay premiums under insurance or annuity contracts issued by us.

AGES: Ages are figured on a last birthday basis.

NONPARTICIPATING: This Group Contract does not pay dividends. It will not share in our earnings or surplus.

PROOF OF AGE, SEX OR SURVIVAL: We may require due proof of the age, sex or survival of any person on whose continued life any payment under this Group Contract or Certificate thereunder depends.

MISSTATEMENT OF AGE OR SEX: If the age or sex of the annuitant or any payee is misstated, we will adjust the Annuity Payments to reflect the correct age and sex. Any amount we have overpaid as a result of such misstatement will be deducted from future payments. Interest on the overpayment will be charged at the rate of 6% per year compounded annually. Any amount we have underpaid will be paid in full with the next payment. We will pay interest on the underpayment at the rate of 6% per year compounded annually.

PROTECTION OF PROCEEDS: To the extent allowed by law, payments are not subject to legal process for debts.

COLLATERAL ASSIGNMENT: The Owner may assign his or her Certificate as security for an obligation upon written notice to us. This assignment will not change the Ownership of the Certificate. The rights of an assignee have priority over the rights of a Beneficiary.

FUTURE PAYMENT ASSIGNMENT: Upon notice to us, the Owner may assign future guaranteed payments.

SECTION 13                   TERMINATION PROVISIONS

TERMINATION OF GROUP CONTRACT: This Group Contract may be discontinued by us or the Contractholder. The party who initiates the discontinuance will send a notice to each Owner of record, at his or her last known address, at least 15 days prior to the date of discontinuance.

No new applications for new Owners will be accepted on or after the date notice of discontinuance is received or sent by us, whichever is applicable. Any Certificates in force on the date of discontinuance will not be affected by the discontinuance.

The Group Contract will terminate when all Certificates issued under this Group Contract have terminated.

SECTION 14                   ANNUITY PROVISIONS

ANNUITY DATE: The Annuity Date must be on the first day of a month. It may not be earlier than the first day of the next month after the Earliest Annuity Date. It may not be later than the first day of the next month after the Latest Annuity Date or any later date that we approve. If the Owner has not specified an Annuity Date, it will be the first day of the next month after the Automatic Annuity Date. The Earliest, Latest and Automatic Annuity Dates are shown in the Schedule Page. The Annuity Date may be delayed even further to a date agreed upon by the Owner and us.

The Owner may change the Annuity Date up to [30]days prior to the Annuity Date by sending us satisfactory written notice. We must receive any request of change at our Administrative Office at least [30] days prior to when such change is to be effective.

ANNUITY OPTIONS: The Annuity Options available are set out in Section 18. All Options are available as fixed or variable payment annuities. Other Annuity Options not set forth in this Group Contract may be chosen if they are acceptable to us. The Owner may change the Annuity Option at any time up to [30] days prior to the Annuity Date. We reserve the right to make additional Annuity Options available. If the Owner has not chosen an Annuity Option, Option 3 with a variable payment for life with payments guaranteed for 10 years will apply.

ANNUITIZED VALUE: The amount to be annuitized on the Annuity Date (the "Annuitized Value") is the Net Certificate Value on the Valuation Day on or next following the Annuity Date.

An Early Withdrawal Charge will be assessed at the Annuity Date, if applicable. This charge will be waived if the Annuity Date is the latest allowed, if the Annuity Option chosen contains life contingencies, or the Annuity Option is for [5] years or more with no ability to commute the remaining payments.

ANNUITY PAYMENT SIZE AND FREQUENCY: If the amount to be applied at the Annuity Date is less than [$5,000], we may pay such amount in a lump sum. If any Annuity Payment would be less than [$100], we may change the frequency so the payments are at least $100 each.

Annuity Payments will be made on the first Valuation Day of each month starting with the month in which the Annuity Date falls. Prior to the Annuity Date, you may choose a less frequent payment interval. The amount of each payment on an annual, semiannual or quarterly basis will not be less than the monthly payment computed from the appropriate Annuity Tables multiplied by the factors shown in
Section 19.

SECTION 15                   FIXED ANNUITY PAYMENTS

FIXED ANNUITY: A fixed annuity is a series of level periodic payments. The amount of each payment does not vary with the investment experience of the Separate Account.

AMOUNT OF FIXED ANNUITY PAYMENTS: The Annuitized Value will be applied to the Annuity Option chosen at our Current Annuity Settlement Option rates. These rates will be given to you upon request. The Annuity Tables show the amount of the first Annuity Payment for each $1,000 applied, based on the Annuitant's age and sex where appropriate at the Annuity Date. [The Tables are based on the 1983 Table 'a' for Individual Annuity Valuation with projection scale G and interest at 2.5% if the Annuity Date is prior to the 9th Certificate Anniversary and 3% for Annuity Dates on or after the 9th Certificate Anniversary.]

SECTION 16                   VARIABLE ANNUITY PAYMENTS

VARIABLE ANNUITY: A variable annuity is a series of periodic payments. The amount of each payment will vary with the investment experience of the Divisions in which your Certificate Value is allocated.

FIRST VARIABLE ANNUITY PAYMENT: The Annuitized Value will be applied to the Table for the Annuity Option chosen. The Tables show the amount of the first Annuity Payment for each $1,000 applied, based on the Annuitant's age and sex where appropriate at the Annuity Date. [The Tables are based on the 1983 Table 'a' for Individual Annuity Valuation with a projection scale G and an assumed investment return of 2.5% if the Annuity Date is prior to the 9th Certificate Anniversary and 3% for Annuity Dates on or after the 9th Certificate Anniversary.] Other assumed investment return rates may be made available in the future.

NUMBER OF ANNUITY UNITS: The number of Annuity Units for a Division is:

(A) The amount of the first monthly variable Annuity Payment attributable to that Division; divided by

(B) The value of an Annuity Unit for that Division as of the first Valuation Day on or next following the Annuity Date.

The number of Annuity Units is fixed on the first Valuation Day on or next following the Annuity Date except for adjustments for Division transfers. Adjustments will be made as of the Valuation Period in which we receive satisfactory notice for the transfer request.

VALUE OF EACH ANNUITY UNIT: For each Division, the value of an Annuity Unit was set at $10 when the Division was established. The value may increase or decrease from one Valuation Period to the next. The Annuity Unit value for any Valuation Period is:

(A) The value of an Annuity Unit at the end of the last Valuation Period; multiplied by

(B) The Net Investment Factor for that Division for the current Valuation Period; multiplied by

(C) A daily factor to offset the effect of the assumed investment return built into the Annuity Tables.

SUBSEQUENT VARIABLE ANNUITY PAYMENTS: Payments after the first will vary in amount according to the investment performance of the Divisions you have chosen. The amount may change from month to month. The amount of each subsequent payment is the sum of:

(A)      The number of Annuity Units for each Division; multiplied by

(B) The value of an Annuity Unit for that Division at the end of the Valuation Period immediately preceding the Valuation Period in which payment is made.

We guarantee that subsequent Annuity Payments will not be affected by variations in our expenses or mortality experience

SECTION 17                   DEATH OF ANNUITANT

PRIOR TO THE ANNUITY DATE: If the Annuitant dies before the Annuity Date, the Owner then becomes the Annuitant if the Owner is an individual. If Joint Owners exist and if the death of the Annuitant occurs before the Annuity Date, the younger of the Joint Owners will become the Annuitant.

AFTER THE ANNUITY DATE: If there are guaranteed payments which are unpaid under the Annuity Option when the Annuitant dies, the Owner may choose to have the payments continue for the guarantee period to a designated payee; or to receive the present value of the remaining guaranteed payments in a lump sum.

Present values will be computed at the investment rate assumed when the first Annuity Payment was calculated.

SECTION 18                   ANNUITY OPTIONS

OPTION 1 - PAYMENTS FOR A GUARANTEED FIXED PERIOD: Payments will be made for the period chosen. The period must be at least 5 years. If this Option is taken as a Variable Annuity Payment, you may at any time choose to receive in a lump sum the value of the remaining payments commuted at the investment rate assumed when first Annuity Payment was calculated.

OPTION 2 - LIFE ANNUITY: Payments will be made for the life of the Annuitant. Payments will end with the last payment due prior to the Annuitant's death.

OPTION 3 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS: Payments will be made for the guaranteed period chosen (10 or 20 years), and for as long thereafter as the Annuitant lives.

OPTION 4 - JOINT AND SURVIVOR LIFE ANNUITY: Payments will be made during the lifetimes of the Annuitant and the second individual selected by the Owner. The amount of such payments will not change due to the first death. Payments will end with the last payment due prior to the second death.

SECTION 19                   ANNUITY TABLES - NONQUALIFIED

          GUARANTEED FIRST MONTHLY ANNUITY PAYMENTS FOR EACH $1,000
            APPLIED FOR ANNUITY DATES PRIOR TO THE 9TH CERTIFICATE
                                 ANNIVERSARY

                            OPTION I (PAYMENTS FOR A GUARANTEED FIXED PERIOD)

       Years       Each         Years       Each          Years      Each         Years         Each
      Payable     Payment      Payable    Payment        Payable    Payment      Payable       Payment
        5         17.70           9       10.32            13        7.49          17           6.00
        6         14.93          10        9.39            14        7.03          18           5.73
        7         12.95          11        8.64            15        6.64          19           5.49
        8         11.47          12        8.02            16        6.30          20           5.27

                                               OPTION 2 (LIFE ANNUITY)

       Age         Male       Female         Age         Male       Female         Age          Male       Female
       56          3.89        3.53          66          4.85        4.28          76           6.56        5.68
       57          3.96        3.59          67          4.98        4.38          77           6.79        5.88
       58          4.04        3.65          68          5.12        4.49          78           7.04        6.09
       59          4.12        3.72          69          5.27        4.61          79           7.30        6.32
       60          4.21        3.78          70          5.42        4.73          80           7.59        6.57
       61          4.30        3.85          71          5.59        4.86          81           7.89        6.84
       62          4.40        3.93          72          5.76        5.00          82           8.22        7.13
       63          4.50        4.01          73          5.94        5.16          83           8.57        7.44
       64          4.61        4.10          74          6.13        5.32          84           8.96        7.76
       65          4.73        4.19          75          6.34        5.49          85           9.37        8.16

                            OPTION 3 (LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS)

       Age         Male       Female         Age         Male       Female         Age          Male       Female
       56          3.86        3.52          66          4.73        4.24          76           6.07        5.47
       57          3.93        3.57          67          4.84        4.33          77           6.23        5.63
       58          4.00        3.63          68          4.96        4.43          78           6.40        5.79
       59          4.07        3.70          69          5.08        4.54          79           6.57        5.97
       60          4.16        3.76          70          5.21        4.65          80           6.74        6.15
       61          4.24        3.83          71          5.34        4.77          81           6.92        6.35
       62          4.33        3.90          72          5.48        4.89          82           7.11        6.54
       63          4.42        3.98          73          5.62        5.03          83           7.29        6.75

       64          4.52         4.06          74         5.76        5.17          84           7.48        6.96
       65          4.62         4.15          75         5.91        5.31          85           7.67        7.17

                            OPTION 3 (LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 20 YEARS)

       Age         Male       Female          Age        Male       Female         Age          Male       Female
       56          3.74         3.47          66         4.35        4.07          76           4.96        4.80
       57          3.80         3.52          67         4.42        4.14          77           5.01        4.87
       58          3.85         3.57          68         4.48        4.21          78           5.06        4.93
       59          3.91         3.63          69         4.55        4.28          79           5.11        5.00
       60          3.97         3.68          70         4.61        4.36          80           5.15        5.06
       61          4.03         3.74          71         4.68        4.43          81           5.18        5.11
       62          4.09         3.80          72         4.74        4.51          82           5.21        5.16
       63          4.16         3.87          73         4.80        4.58          83           5.23        5.19
       64          4.22         3.93          74         4.85        4.65          84           5.25        5.22
       65          4.29         4.00          75         4.91        4.73          85           5.26        5.24

                                   OPTION 4 (JOINT AND SURVIVOR LIFE ANNUITY)


                                                          Male Age
       Female
        Age            50         55         60         65         70          75         80          85
        50            3.02       3.08       3.13       3.17        3.22       3.32       3.48        3.71
        55            3.13       3.22       3.29       3.35        3.40       3.47       3.60        3.80
        60            3.22       3.35       3.46       3.56        3.63       3.69       3.79        3.96
        65            3.30       3.47       3.63       3.78        3.91       4.01       4.08        4.21
        70            3.37       3.57       3.79       4.01        4.21       4.38       4.51        4.61
        75            3.42       3.65       3.92       4.21        4.52       4.79       5.03        5.21
        80            3.46       3.72       4.02       4.39        4.79       5.21       5.61        5.95
        85            3.48       3.76       4.10       4.52        5.02       5.58       6.19        6.80





Information for ages not shown will be furnished on request.

Factor for payments other than monthly:
Annual:  11.86526          Semi-annual:  5.96925            Quarterly:  2.99384

SECTION 19                   ANNUITY TABLES - NONQUALIFIED

          GUARANTEED FIRST MONTHLY ANNUITY PAYMENTS FOR EACH $1,000 APPLIED FOR ANNUITY DATES ON OR AFTER THE 9TH CERTIFICATE
                                 ANNIVERSARY

                                OPTION I (PAYMENTS FOR A GUARANTEED FIXED PERIOD)

 Years        Each           Years       Each         Years        Each          Years          Each
Payable     Payment         Payable    Payment       Payable      Payment       Payable       Payment
   5         17.91             9        10.53          13           7.71           17           6.53
   6         15.14            10         9.61          14           7.26           18           5.96
   7         13.16            11         8.86          15           6.87           19           5.73
   8         11.68            12         8.24          16           6.53           20           5.51

                                               OPTION 2 (LIFE ANNUITY)

       Age         Male       Female         Age         Male       Female         Age         Male       Female
       56          4.18        3.82          66          5.13        4.56          76          6.84        5.96
       57          4.25        3.87          67          5.26        4.66          77          7.08        6.16
       58          4.33        3.93          68          5.40        4.77          78          7.33        6.37
       59          4.41        4.00          69          5.55        4.88          79          7.59        6.60
       60          4.49        4.06          70          5.71        5.00          80          7.88        6.85
       61          4.58        4.14          71          5.87        5.14          81          8.18        7.11
       62          4.68        4.21          72          6.04        5.28          82          8.51        7.40
       63          4.78        4.29          73          6.23        5.43          83          8.86        7.72
       64          4.89        4.37          74          6.42        5.59          84          9.24        8.06
       65          5.01        4.46          75          6.62        5.77          85          9.66        8.43

                               OPTION 3 (LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS)

       Age         Male        Female         Age        Male       Female          Age        Male       Female
       56          4.14         3.80          66         5.01        4.51           76         6.33        5.73
       57          4.21         3.86          67         5.12        4.60           77         6.49        5.89
       58          4.28         3.91          68         5.23        4.70           78         6.55        6.05
       59          4.35         3.98          69         5.35        4.81           79         6.82        6.23
       60          4.44         4.04          70         5.48        4.92           80         6.99        6.41
       61          4.52         4.11          71         5.61        5.04           81         7.17        6.60
       62          4.61         4.18          72         5.74        5.16           82         7.35        6.79
       63          4.70         4.26          73         5.88        5.29           83         7.54        7.00
       64          4.80         4.34          74         6.03        5.43           84         7.72        7.20
       65          4.90         4.42          75         6.18        5.58           85         7.91        7.42

                                    OPTION 3 (LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 20 YEARS)

        Age         Male       Female         Age         Male       Female         Age         Male       Female
        56          4.02        3.75          66          4.61        4.33          76          5.21        5.04
        57          4.07        3.80          67          4.68        4.40          77          5.25        5.11
        58          4.13        3.85          68          4.74        4.47          78          5.30        5.18
        59          4.18        3.90          69          4.80        4.54          79          5.35        5.24
        60          4.24        3.96          70          4.87        4.61          80          5.39        5.30
        61          4.30        4.01          71          4.93        4.69          81          5.42        5.35
        62          4.36        4.07          72          4.99        4.76          82          5.45        5.40
        63          4.42        4.13          73          5.05        4.83          83          5.47        5.43
        64          4.49        4.20          74          5.10        4.90          84          5.49        5.46
        65          4.55        4.26          75          5.16        4.97          85          5.50        5.48

                                            OPTION 4 (JOINT AND SURVIVOR LIFE ANNUITY)

                                                            Male Age
       Female
        Age            50         55         60         65          70         75         80          85
        50            4.19       4.27       4.34       4.39        4.43       4.45       4.47        4.48
        55            4.32       4.45       4.55       4.64        4.71       4.76       4.79        4.81
        60            4.45       4.62       4.79       4.94        5.06       5.14       5.20        5.24
        65            4.56       4.79       5.03       5.27        5.47       5.63       5.74        5.82
        70            4.65       4.94       5.27       5.61        5.94       6.22       6.44        6.59
        75            4.73       5.06       5.46       5.93        6.43       6.90       7.31        7.61
        80            4.78       5.15       5.62       6.20        6.87       7.60       8.30        8.89
        85            4.81       5.21       5.72       6.39        7.23       8.22       9.29       10.32





Information for ages not shown will be furnished upon request.

Factors for payments other than monthly:
Annual:  11.83895          Semi-annual:  5.96322             Quarterly: 2.99263